EXHIBIT 10.1

                                   AGREEMENT

     This Agreement ("AGREEMENT") is entered into by and between Interland, Inc., a Minnesota corporation ("INTERLAND") and Joel J. Kocher, an individual ("MR. KOCHER").

                                    RECITALS

     WHEREAS, the Mr. Kocher is the holder of certain options to purchase the common stock of Interland having an exercise price substantially higher than the current price of Interland's common stock (as more particularly defined in Section 1 of this Agreement, the "UNDERWATER OPTIONS");

     WHEREAS, the Mr. Kocher's right to exercise the Underwater Options expires on or about August 31, 2006;

     WHEREAS, the market price for Interland common stock from November 22, 2004 to November 22, 2005 has ranged from a high of approximately $4.08 per share to a low of approximately $1.79 per share and the Mr. Kocher has conducted an independent review of the value of the Underwater Options and has concluded that the Underwater Options have virtually no value and, in reaching such conclusion, the Mr. Kocher has relied solely on its own research and evaluation of the prospects of Interland's common stock and has not relied on any information, representations, warranties or inducements of any kind provided by Interland;

     WHEREAS, in order to liquidate his interests in the Underwater Options Mr. Kocher has requested Interland to enter into this Agreement in order to cancel the Underwater Options;

     ACCORDINGLY, in consideration of the foregoing recitals, the promises contained herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

     1. CANCELLATION OF UNDERWATER OPTIONS.

     In consideration of One Dollar ($1.00) in hand paid Mr. Kocher agrees that the options for the purchase of Interland common stock summarized below (the "UNDERWATER OPTIONS") shall be, and hereby are, duly cancelled and of no further force and effect:

                                              NUMBER OF SHARES                          PORTION OF OPTION
           GRANT DATE    GOVERNING PLAN   UNDERLYING OPTION GRANT*   EXERCISE PRICE*  CURRENTLY OUTSTANDING*
========== ============ ================= ========================== ================ =======================
1.           1/13/1998     1995 Plan               5,551.500             $90.0000            5,551.500
2.           1/13/1998     1995 Plan              34,448.500             $90.0000           34,448.500
3.           1/13/1998     1995 Plan              10,000.000             $90.0000           10,000.000
4.           1/13/1998       No Plan               7,500.000             $90.0000            7,500.000
5.           1/13/1998       No Plan               7,500.000             $90.0000            7,500.000
6.           8/17/2000     2001 Plan              48,895.000             $39.4000           48,895.000
7.           8/17/2000     2001 Plan               2,539.900             $39.4000            2,539.900
8.           1/15/2002     1995 Plan             100,000.000             $21.4000          100,000.000
                           TOTAL:                216,434.90

     * All numbers reflect adjustment for the Company's August 2003 1-for-10 reverse stock split where appropriate.

     2. RELEASES.

     (a) Mr. Kocher hereby releases forever and irrevocably discharges all claims, rights, causes of actions, suits, matters and issues, whether known or unknown, concealed or hidden, suspected or unsuspected, related in any way to the Underwater Options that have been or could have been asserted against Interland or its present and former parent, subsidiary or affiliated corporations, divisions, successors and assigns, employees, officers, directors, agents, accountants, counsel, brokers, and anyone actually or allegedly associated with Interland or acting on its behalf from the beginning of time to the Effective Date.

     (b) Nothing herein is intended to release any rights or obligations that exist under this Agreement, any claims that arise out of the implementation or enforcement of this Agreement.

     3. NO RELIANCE.

     Mr. Kocher expressly acknowledges and agrees that (a) he is an "accredited investor" as defined in Regulation D of the Securities Act of 1934, (b) he has developed his opinion as to the value of its Underwater Options and the advisability of the transactions contemplated by this Agreement on its own and without relying in any manner whatsoever upon any information, representations, warranties or inducements given by Interland or any of its directors, officers or other representatives, and (c) Interland may be in possession of information that is not known to Mr. Kocher or to the public which information may be material to reasonable investors in the stock of Interland and that any such information would have no effect on the decision of Mr. Kocher to enter into the transactions contemplated by this Agreement.

     4. NO ADMISSION OR COLLATERAL ESTOPPEL EFFECT.

     Nothing in this Agreement constitutes an admission, declaration, or other evidence of the rights or liabilities of any Person, except with respect to the contractual duties and stipulations provided in this Agreement itself. Every party heretofore alleged to be liable to any other party has denied liability for any claim or threatened claim encompassed by this Agreement. Neither this Agreement nor any action taken to carry out this Agreement: (a) shall be construed as or deemed to be evidence of any presumption, inference, concession or admission on any point of fact or law, or any liability, fault, omission or other wrongful act whatsoever; (b) shall be offered or received as evidence in any litigation or proceeding whatsoever of any presumption, inference, concession or admission of any liability, fault, omission or other wrongful act whatsoever; or (c) shall be offered or received as evidence in any action or proceeding whatsoever other than such proceeding by the parties hereto as may be necessary to enforce the provisions of this Agreement or in response to a subpoena or other legal process.

     5. MISCELLANEOUS.

     5.1 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     5.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may only be amended through a written document signed by both parties.

     5.3 SEVERABILITY. If a provision of this Agreement or the application thereof to any person or circumstance shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof, or the application thereof to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.

     5.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws, and not the conflicts of laws principles, of the State of Minnesota.

     5.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if the signatures on all counterparts were on the same instrument.

     5.6 FEES AND EXPENSES. Except as otherwise provided herein, each party hereto shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     5.7 EFFECTIVE DATE. The Effective Date shall be the date as of which this Agreement has been duly executed by all of the parties and such executed Agreement has been delivered to Interland.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement or caused it to be executed and delivered by their respective authorized signatories whose names and signatures appear below as of the Effective Date.


INTERLAND, INC..                           JOEL J. KOCHER

Signature  /s/ Jeffrey Stibel              Signature  /s/ Joel Kocher
         ------------------------                    ---------------------------

Print Name  Jeffrey Stibel                 Date       12-6-05
         ------------------------                    ---------------------------

Title    Chief Executive Officer
         ------------------------

Date     12-6-05
         ------------------------